NEWS RELEASE	Exhibit 99.1

HECLA TO OFFER SENIOR NOTES

FOR IMMEDIATE RELEASE

February 10, 2020

COEUR D’ALENE, IDAHO -- Hecla Mining Company (NYSE:HL) today announced its intention to offer (the “Offering”), subject to market and other conditions, $475 million aggregate principal amount of its senior notes due 2028 (the “Notes”).

The Notes will be fully and unconditionally guaranteed by certain of the Company’s subsidiaries. The Company intends to use the net proceeds from the Offering, together with cash on hand, to redeem all of its outstanding 6.875% Senior Notes due 2021 (the “2021 Notes”) and to pay fees and expenses in connection with the Offering and the redemption.

J.P. Morgan Securities LLC is acting as the book-running manager for the offering. The offering of the Notes will be made pursuant to an effective shelf registration statement filed with the U.S. Securities and Exchange Commission. The offering will be made only by means of a prospectus supplement and the accompanying prospectus. Copies of the preliminary prospectus supplement and the accompanying prospectus may be obtained by calling J.P. Morgan Securities LLC collect at (866)-803-9204 or writing to J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717.

This news release does not constitute an offer to sell or a solicitation of an offer to purchase the Notes, the 2021 Notes, or any other securities, and does not constitute an offer, solicitation or sale in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful. In addition, this news release does not constitute a notice of redemption for purposes of the 2021 Notes.

ABOUT HECLA

Founded in 1891, Hecla Mining Company (NYSE:HL) is a leading low-cost U.S. silver producer with operating mines in Alaska, Idaho and Mexico, and is a growing gold producer with operating mines in Nevada and Quebec, Canada. The Company also has exploration and pre-development properties in eight world-class silver and gold mining districts in the U.S., Canada and Mexico, and an exploration office and investments in early-stage silver exploration projects in Canada.

Hecla Mining Company ● 1-800-432-5291 ● hmc-info@hecla-mining.com

Cautionary Statements Regarding Forward Looking Statements

This news release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by the safe harbor created by such sections and other applicable laws, including Canadian securities laws. Such forward-looking statements or forward-looking information include without limitation, statements regarding the Company’s intentions, expectations or beliefs regarding (i) the Company’s intention to offer the Notes, subject to market and other conditions and (ii) the Company’s intention to use the proceeds of the Offering, together with cash on hand, to redeem the 2021 Notes, to pay the redemption price to redeem the 2021 Notes, and to pay related fees and expenses in connection with the offering and the redemption of the 2021 Notes. Forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those projected, anticipated, expected or implied. These risks and uncertainties include, but are not limited to, adverse conditions in the United States or global capital markets, other adverse conditions in the United States or global economy, metals price volatility, volatility of metals production and costs, litigation, regulatory and environmental risks, operating risks, project development risks, political risks, labor issues, ability to raise financing and exploration risks and results; including that mineral resources are not mineral reserves, they do not have demonstrated economic viability and there is no certainty that they can be upgraded to mineral reserves through continued exploration, and with respect to Hecla’s non-operating and exploration properties, that few properties that are explored are ultimately developed into producing mines. Refer to the Company’s Form 10-K and 10-Q reports for a more detailed discussion of factors that may impact expected future results. The Company undertakes no obligation and has no intention of updating forward-looking statements other than as may be required by law.

For further information, please contact:

Mike Westerlund

Vice President, Investor Relations

800-HECLA91 (800-432-5291)

Email: hmc-info@hecla-mining.com

Website: www.hecla-mining.com

Hecla Mining Company ● 1-800-432-5291 ● hmc-info@hecla-mining.com

2